EXHIBIT 99.2

                           TRILECTRON INDUSTRIES, INC.

                                AUDITORS' REPORT,
                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

                                    CONTENTS

                                                                     PAGE

INDEPENDENT AUDITORS' REPORT                                           1

FINANCIAL STATEMENTS
   Balance Sheets                                                      2
   Statements of Income                                                3
   Statements of Stockholder's Equity                                  4
   Statements of Cash Flows                                            5
   Notes to Financial Statements                                       6

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Trilectron Industries, Inc.

We have audited the balance sheet of Trilectron Industries, Inc. as of December 31, 1995, and the related statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Trilectron Industries, Inc. as of December 31, 1994, were audited by other auditors whose report dated April 6, 1995 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the financial position of Trilectron Industries, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                      Kerkering, Barberio & Co.

Bradenton, Florida
March 12, 1996

                           TRILECTRON INDUSTRIES, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994

                                                        1995           1994
                                                     ----------    ----------
ASSETS

Current assets:

   Cash                                              $    1,591    $  367,239
   Accounts receivable, net of allowance
     of $33,000 and $35,000 in 1995 and

     1994, respectively                               2,009,028     1,299,535
   Inventory                                          4,928,804     2,921,412
   Costs and estimated earnings in excess
     of billings on uncompleted contracts               490,616     1,232,679
   Other                                                 36,248        13,365
                                                     ----------    ----------
     Total current assets                             7,466,287     5,834,230

   Property, equipment and improvements, net            232,179       198,966
   Prepaid royalty fees                                  70,000        25,000
   Security deposits and other assets                     2,856         9,268
                                                     ----------    ----------
    Total assets                                     $7,771,322    $6,067,464
                                                     ==========    ==========

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:

   Bank overdraft (Note 10)                          $  242,943         --
   Revolving line of credit                             829,914         --
   Current portion of term loan                         156,996    $  156,996
   Accounts payable                                   1,273,486       886,859
   Accrued payroll, vacation, pay and
     related taxes                                      171,286       147,726
   Accrued commissions                                  154,517         --
   Accrued other expenses                               138,974       126,528
   Billings in excess of costs
     and estimated earnings on

     uncompleted contracts                              183,591       414,293
   Advances from customers                               81,909         9,444
                                                     ----------    ----------

     Total current liabilities                        3,233,616     1,741,846

   Term loan, net of current portion                    261,680       418,678
                                                     ----------    ----------

     Total liabilities                                3,495,296     2,160,524
                                                     ----------    ----------

Stockholder's equity:
   Common stock no par value, authorized

     200 shares, 100 shares issued and

     outstanding at stated value                          5,000         5,000
  Additional paid-in capital                              8,300         8,300
  Retained earnings                                   4,262,726     3,893,640
                                                     ----------    ----------
     Total stockholder's equity                       4,276,026     3,906,940
                                                     ----------    ----------
     Total liabilities and stockholder's equity      $7,771,322    $6,067,464
                                                     ==========    ==========


The accompanying notes are an integral part of these financial statements.

                           TRILECTRON INDUSTRIES, INC.

                              STATEMENTS OF INCOME

                      YEAR ENDED DECEMBER 31, 1995 AND 1994

                                                         1995          1994
                                                     -----------    ----------

Net sales                                            $13,931,177   $10,521,128
Cost of goods sold                                    10,894,857     8,036,830
                                                     -----------   -----------
  Gross profit                                         3,036,320     2,484,298

Selling and marketing expenses                         1,152,660       924,778
General and administrative expenses                      926,262       849,162
                                                     -----------   -----------

Income from operations                                   957,398       710,358
                                                     -----------   -----------

Other income (expense)

  Interest expense                                       (81,661)      (51,543)
  Interest income                                         11,844        15,200
  Miscellaneous income, net                                8,450        --
  Gain, net of expenses, related to
     Navy settlement                                      --            13,602
                                                     -----------   -----------
  Other income (expense), net                            (61,327)      (22,741)
                                                     -----------   -----------

Net income                                           $   896,031   $   687,617
                                                     ===========   ===========




The accompanying notes are an integral part of these financial statements.

                           TRILECTRON INDUSTRIES, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                      YEAR ENDED DECEMBER 31, 1995 AND 1994

                                                              ADDITIONAL                              TOTAL
                                            COMMON             PAIN-IN           RETAINED        STOCKHOLDER'S
                                             STOCK             CAPITAL           EARNINGS            EQUITY
                                           ---------          ----------        ----------       -------------
Balances, December 31, 1993                 $ 5,000           $   8,300         $3,694,043       $  3,707,343

Net income                                                                         687,617            687,617

Dividends paid                                --                  --              (488,020)          (488,020)
                                            -------           ----------        ----------       ------------

Balances, December 31, 1994                   5,000               8,300          3,893,640          3,906,940

Net income                                                                         896,031            896,031

Dividends paid                                --                   --             (526,945)          (526,945)
                                            -------           -----------       ----------       ------------

Balances, December 31, 1995                 $ 5,000            $  8,300         $4,262,726       $  4,276,026
                                            =======           ===========       ==========       ============

The accompanying notes are an integral part of these financial statements.

                           TRILECTRON INDUSTRIES, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         1995         1994
                                                      ----------   -----------
Cash flows from operating activities
  Net income                                          $  896,031   $   687,617
                                                      ----------   -----------
  Adjustments to reconcile net income to net cash provided by operating activities

     Depreciation and amortization                        86,262       109,420
     (Increase) decrease in operating assets
       Restricted cash                                     --           27,350
       Accounts receivable                              (709,493)     (325,408)
       Inventory                                      (2,007,392)      (94,465)
       Costs and estimated earnings in excess
         of billings on uncompleted contracts            742,063    (1,232,679)
       Other current assets                              (22,883)        8,619
       Prepaid royalty fees                              (45,000)      (25,000)
       Security deposits and other assets                  6,412        48,797
     Increase (decrease) in operating liabilities

       Accounts payable and accrued expenses             577,150       442,389
       Billings in excess of costs and estimated
         earnings on uncompleted contracts              (230,702)      414,293
       Advances from customers                            72,465       (60,019)
                                                      ----------   -----------
         Total adjustments                            (1,531,118)     (686,703)
                                                      ----------   -----------
           Net cash provided by (used)
             in operating activities                    (635,087)          914
                                                      ----------   -----------

Cash flows from investing activities
  Acquisition of property, equipment
    and improvements                                    (119,475)      (68,008)
                                                      ----------   -----------
    Net cash used in investing activities               (119,475)      (68,008)
                                                      ----------   -----------

Cash flows from financing activities
  Proceeds from revolving line of credit                 829,914       --
  Principal payments on term loan                       (156,998)     (156,994)
  Dividends paid                                        (526,945)     (488,020)
                                                      ----------   -----------
    Net cash provided by (used in) financing
      activities                                         145,971      (645,014)
                                                      ----------   -----------

Net decrease in cash                                    (608,591)     (712,108)
Cash, beginning of year                                  367,239     1,079,347
                                                      ----------   -----------
Cash/net bank overdraft, end of year                  $ (241,352)  $   367,239
                                                      ==========   ===========

Supplementary disclosure of cash flow information:
  Interest paid                                       $   81,661   $    51,540
                                                      ==========   ===========




The accompanying notes are an integral part of these financial statements.

                           TRILECTRON INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS

Trilectron Industries, Inc. (Company), a new York corporation, is a manufacturer of aircraft ground power and support equipment including jet engine air start units, aircraft air conditioning units, engine driven electrical, air conditioning and aircraft towing products, as well as electronic and rotary power converters and uninterrupted power supplies. The Company markets its products to a variety of customers engaged in commercial and military aerospace applications and its products are sold in both international and domestic markets.

The Company's manufacturing facility and corporate headquarters are located in Palmetto, Florida.

FINANCIAL STATEMENTS

The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

INVENTORY

Inventories are stated at a lower of cost (first-in, first-out) or market (net realizable value). Inventories costs on long term contracts include direct engineering, production and tooling costs, and applicable overhead, including general and administrative expenses.

PROPERTY, EQUIPMENT AND IMPROVEMENTS

Purchases of property, equipment and improvements are recorded at cost. Expenditures for maintenance and repairs which do not improve efficiency or extend the useful life are charged to operations as incurred. Depreciation is provided on straight-line and accelerated methods over the estimated useful lives as follows: machinery and equipment - three to seven years, furniture and fixtures - five years and leasehold improvements - ten years.

REVENUE RECOGNITION

Generally, sales are recorded when products are shipped or services are rendered. For certain long-term contracts, revenues are recorded on the percentage of completion (cost to cost) method. This method is used because management considers costs incurred to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the Company's estimates of costs and revenues will change in the near term.

INCOME TAXES

The Company has elected to be taxed under the S Corporation provisions of the internal Revenue Code. Accordingly, the tax effect of the Company's activities accrues to the stockholder and no provision for federal income taxes is included in the accompanying financial statements.

The Company is subject to state income taxes in New York and New Jersey. A provision for state income taxes is included in general and administrative expenses in the accompanying statements of income.

                           TRILECTRON INDUSTRIES, INC.

                           DECEMBER 31, 1995 AND 1994

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MAJOR CUSTOMERS

Net sales during 1995 were made to four major customer types: commercial domestic (41%), commercial foreign (33%), military domestic (17%) and foreign military (9%). The Company made sales of approximately $1.6 million and $1.4 million in 1995 to customers representing 12% and 10%, respectively, of net sales. In 1994, the Company made sales of approximately $1.9 million, $1.0 million and $.9 million to customers representing 20%, 10% and 10%, respectively, of net sales in that year.

CONCENTRATION OF CREDIT RISK

The Company grants credit to domestic customers based upon an evaluation of their credit standing. Sales to most foreign customers are secured by advance payments or by international letters of credit received prior to shipment of the finished product.

RECLASSIFICATIONS

In order to facilitate comparison of financial data, certain amounts in the 1994 financial statements have been reclassified to conform to the 1995 presentation.

NOTE 2 - INVENTORY

Inventory consists of the following at December 31:

                                         1995                       1994
                                     -----------                -----------
Raw materials and parts              $ 3,237,021                $ 2,539,489
Work in process                        1,070,751                     22,604
Finished goods                           621,032                    359,319
                                     -----------                -----------
                                     $ 4,928,804                $ 2,921,412
                                     ===========                ===========

                           TRILECTRON INDUSTRIES, INC.

                           DECEMBER 31, 1995 AND 1994

NOTE 3 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings on uncompleted contracts at December 31 are as follows:

                                                   1995              1994
                                               -----------       -----------
Costs incurred on uncompleted contracts        $ 2,514,464       $ 1,285,343
Estimated earnings                                 960,953           491,220
                                               -----------       -----------
                                                 3,475,417         1,776,563
Less billings                                    3,168,392           958,177
                                               -----------       -----------
Net costs and estimated earnings in
  excess of billings                           $   307,025       $   818,386
                                               ===========       ===========

Such amounts are included in the accompanying balance sheets under the following captions:

                                                      1995          1994
                                               -----------       -----------
Costs and estimated earnings in excess
  of billings on uncompleted contracts         $   490,616       $ 1,232,679

Billings in excess of costs and estimated
  earnings on uncompleted contracts               (183,591)         (414,293)
                                               -----------       -----------
                                               $   307,025       $   818,386
                                               ===========       ===========

NOTE 4 - PROPERTY, EQUIPMENT AND IMPROVEMENTS

Property, equipment and improvements consisted of the following at December 31:

                                                   1995              1994
                                               -----------       -----------

Land                                           $    75,000            --
Machinery and equipment                            479,800       $   456,406
Furniture and fixtures                             396,403           375,322
Leasehold improvements                              92,705            92,705
                                               -----------       -----------
                                                 1,043,908           924,433
Less accumulated depreciation and
  amortization                                    (811,729)         (725,467)
                                               -----------       -----------
Property, equipment and improvements, net      $   232,179       $   198,966
                                               ===========       ===========

                           TRILECTRON INDUSTRIES, INC.

                           DECEMBER 31, 1995 AND 1994

NOTE 5 - REVOLVING LINE OF CREDIT

In July 1995, the Company renewed its existing $1,500,000 revolving line of credit agreement to June 1997. At December 31, 1995 and 1994, there was $829,914 and $0, respectively, outstanding on the line of credit. Interest accrues on the outstanding balance at the bank's prime lending rate (8.5% at December 31, 1995) and is to be paid quarterly. The available amount of the line at December 31, 1995 was reduced by $533,519 due to outstanding performance letters of credit secured by the line, of which $439,424 was relieved in January, 1996. The amount available fluctuates according to a borrowing base formula included in the agreement. Under the terms of the agreement, the Company is required to comply with certain debt covenants which specify the maintenance of minimum levels of net worth and the attainment of specific financial ratios. The line is secured by inventory, accounts receivable, equipment and fixed assets and is guaranteed by the Company's stockholder.

NOTE 6 - TERM LOAN

The term loan matures in August 1998 and required monthly principal installments of $13,083 plus interest at prime, which was 8.5% at December 31, 1995. The outstanding balances at December 31, 1995 and 1994, respectively were $418,676 and $575,674 of which $156,996 was due within one year. The term loan is secured by inventory, fixed assets and accounts receivable and is guaranteed by the Company's stockholder.

Scheduled maturities of the term loan at December 31, 1995 are as follows:

         YEAR

         1996                       $ 156,996
         1997                         156,996
         1998                         104,684
                                    ---------
                                    $ 418,676
                                    =========

In July 1995, the Company obtained a commitment from a bank for a $500,000 equipment loan which is scheduled to mature in June 1999. Advances are based on 85% of submitted invoices, with interest accruing at prime. At December 31, 1995, nothing had been advanced to the Company under this commitment. Advances on the loan will be secured by inventory, accounts receivable, equipment and fixed assets and are guaranteed by the Company's stockholder.

                           TRILECTRON INDUSTRIES, INC.

                           DECEMBER 31, 1995 AND 1994

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company leases its premises and certain equipment under various operating leases. The premises lease provides for renewals for up to three, five-year terms with a 10% increase in the annual rental payment upon each renewal. In July 1993, management renewed the lease for an additional five year period at the rate of $11,011 per month. Annual minimum rentals of premises and certain equipment are as follows:

         YEAR
         ----
         1996                       $ 178,112
         1997                         161,672
         1998                          91,972
         1999                           5,998
         2000                           2,085
                                    ---------
                                    $ 439,839

The premises lease also requires payments of real estate taxes, insurance and repairs to the property. In addition, the premises lease provides a purchase option in the amount of $1,109,106, adjusted for inflation, exercisable at any time prior to expiration. Rent expenses charged to operations was $198,000 and $183,000 in 1995 and 1994, respectively.

The Company is currently negotiating to expand its current facilities by approximately 32,000 square feet, and has committed to pay up to $37,000 for certain permits and licenses for such an addition.

At December 31, 1995, the company was committed under letters of credit securing foreign sales contracts totaling $533,519, expiring in 1996, of which $439,434 was relieved in January, 1996.

In September 1994, the Company entered into a licensing agreement with a German company which provided the Company the exclusive right to manufacture and market certain products in non-German speaking countries. The Company agreed to pay a fee of $10,000 upon signing of the agreement and $5,000 per month for twenty-two months. Such advance payments are to be used to offset 5% royalty fees due to the German company on future product sales. In September 1995, both companies verbally agreed to postpone advance payments until September, 1996. The advance royalty payments of $70,000 and $25,000 in 1995 and 1994, respectively, are considered a non-current asset.

The Company had customer orders for product delivery of approximately $12,100,000 and $5,700,000 at December 31, 1995 and 1994, respectively. Of these amounts, customer orders of approximately $4,700,000 and $2,000,000 related to long-term contracts at December 31, 1995 and 1994, respectively.

                           TRILECTRON INDUSTRIES, INC.

                           DECEMBER 31, 1995 AND 1994

NOTE 8 - BENEFIT PLAN

The Company maintains a 401(k) savings plan which allows eligible employees to defer a portion of their income through contributions to the plan. Under the provisions of the plan, the Company contributes 15% of amounts contributed by employees to a maximum of 10% of employee compensation. The plan also contains an option to share in profits as directed by the sole stockholder. Company contributions to the 401(k) plan amounted to $18,207 and $17,500 for 1995 and 1994, respectively.

NOTE 9 - SELF-INSURANCE

The Company is self-insured for group health insurance. In addition, insurance is obtained for claims in excess of $25,000 in the aggregate per individual. The reserve for claims at December 31, 1995 and 1994 was $50,000 and $47,900, respectively, and is included in accrued liabilities.

NOTE 10 - BANK OVERDRAFT

The bank overdraft of $242,943 at December 31, 1995 was substantially relieved by the receipt of two wire transfers from customers on the next business day (January 2, 1996) totaling $201,000. The remainder was covered through an "auto borrow" facility provided with the revolving line of credit (Note 5).